March 13, 2003

To: Alberta Securities Commission

British Columbia Securities Commission

Manitoba Securities Commission

Office of the Administrator, New Brunswick

Securities Commission of Newfoundland

Nova Scotia Securities Commission

Ontario Securities Commission

Registrar of Securities, Prince Edward Island

Commission des valeurs mobilieres du Quebec

Saskatchewan Securities Commission

Securities Registry, Government of the Northwest Territories

Registrar of Securities, Government of the Yukon Territories

Nunavut Legal Registry

The Toronto Stock Exchange

The New York Stock Exchange

U.S. Securities & Exchange Commission

The Depository Trust Company

The Canadian Depository for Securities

Dear Sirs:

Subject: Notification of Meeting and Record Date

We advise the following with respect to the Meeting of Shareholders for the subject Corporation:

1. Name of the Reporting Issuer : Canada Life Financial Corporation

2. Date Fixed for the Meeting : May 5, 2003

3. Record Date for Notice : March 26, 2003

4. Record Date for Voting : March 26, 2003

5. Beneficial Ownership Determination Date : March 26, 2003

6. Classes or Series of Securities that entitle the holder

to receive Notice of the Meeting : Common

7. Classes or Series of Securities that entitle the holder

to Vote at the Meeting : Common

8. Business to be conducted at the Meeting : Non-routine

9. Cusip : 135113108

Yours truly,

(signed Gary Hyshka)

Gary Hyshka

Stock Transfer Services

(416) 263-9493 Telephone

(416) 981-9800 Fax